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                                                                      Exhibit 21

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT

   The following list indicates each subsidiary of the Company; all are wholly-owned by the Company, except for the Hollis & Eastern Railroad Company, of which the Company owns 99.3% of the Common Stock. Republic Paperboard Company of West Virginia is a subsidiary of Republic Paperboard Company. Republic Paperboard Company of West Virginia does business under the name Halltown Paperboard Company. Each other subsidiary does business under its corporate name. The Consolidated financial statements filed herewith include the accounts of each of such subsidiaries.

                                                                               State of
             Subsidiaries                                                    Incorporation
             ------------                                                    -------------
Republic Gypsum Company..................................................... Oklahoma
Republic Paperboard Company................................................. Kansas
Republic Paperboard Company of West Virginia................................ West Virginia
Hollis & Eastern Railroad Company........................................... Oklahoma